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                                                                     EXHIBIT 5.1

                      [PILLSBURY WINTHROP LLP LETTERHEAD]


                                 July 26, 2001


Support.com, Inc.
575 Broadway
Redwood City, CA 94063

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Support.com, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,657,542 shares of the common stock of the Company issuable pursuant to the Support.com, Inc. 2000 Omnibus Equity Incentive Plan and 994,525 shares of the common stock of the Company (together the "Shares") issuable pursuant to the Support.com, Inc. 2000 Employee Stock Purchase Plan (together the "Plans"), it is our opinion that such Shares, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,


                                     /s/ PILLSBURY WINTHROP LLP

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